Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DatChat Inc.

We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement on Form S-3 of DatChat Inc. of our report dated March 29, 2022 relating to the financial statements of DatChat Inc. appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2022 and 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

D. Brooks and Associates CPAs, P.A.

Palm Beach Gardens, FL

November 18, 2022